SOFTWARE SETUP, DEVELOPMENT, AND USE LICENSE

AGREEMENT #195-151118

This Software Setup, Development, and Use License Agreement (this "Agreement") is effective as of November 15, 2018 (the "Agreement Date") by and between

Wallet Factory International Ltd., reg.# I 00 23176, a private limited company, formed under the laws of England and Wales, with its principal place of business at Office 8, 176 Finchley Road, London, NW3 6B, UK (hereinafter referred to as "Licensor"), and

Society Pass Incorporated, a corporation incorporated under the laws of the State of Nevada with a company registration number E03053320 I8-1, with its principal place of business at 55 West 39th Street, 18th Floor, New York, New York 10018 (hereinafter referred to as "Licensee" ),

Licensor and Licensee are hereinafter together referred to as the "Parties" and each individually - the "Party."

NOW THEREFORE, for valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

1. DEFINITIONS

1.1.  Affiliate shall mean a legal entity that directly or indirectly through one or more intermediarie s controls a Party, or is controlled by a Party, or is under common control with a Party. For the purposes of this definition, "control" shall be understood as the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a legal entity, whether through ownership of voting stock, by contract or otherwise.

1.2.  Licensor is the author (developer), or the owner of the exclusive right for a computer program (software). Licensor is authorized to transfer rights to the software under this Agreement.

1.3.  "Co nfidential Information" means information disclosed by a Party ("disclosing Party") to the other Party ("receiving Party") that is not generally known to the public at the time of disclosure and is at the time of disclosure identified by the disclosing Party as, or would reasonably be understood by the receiving Party to be, proprietary or confidential, provided that Confidential Information, in any event, excludes information that is not confidential pursuant to the United States Law or to the Law of the State of New York.

1.4.  "Intellectual property" (whether or not capitalized) means all (a) patents, patent applications, patent disclosures, and inventions (whether patentable or not), (b) trademarks, service marks, trade dress, trade names, logos, corporate names, Internet domain names, URLs, and registrations and applications for the registration thereof, together with all of the goodwill associated therewith, (c) copyrights and copyrightable works (including computer programs) and registrations and applications therefor, (d) intentionally omitted (e) trade secrets, know-how and other confidential information, (f) unregistered and registered design rights and any applications for registration thereof, (g) database rights, and (h) all other forms of intellectual property, including waivable or assignable rights of publicity or moral rights, and any right to bring suit or collect damages for the infringement, misappropriation, or violation of the foregoing, anywhere in the world.

1.5. Licensed Technology.

1.5.1. Licensed Technology means:

(i) a computer program (software) presented in the form of a set of objective data and instructions intended for the operation of computers and other computer devices in order to obtain a specific result, including the preparatory materials produced during the development of a computer program;

(ii) mWallet Platform - tech platform for payment for goods and services using a smartphone for all key mobile platfo1ms iOS, Android, including the processing of electronic money and digital wallets;

(iii) Mobile Apps iOS (starting from version 10.1) and Android (starting from version 5.0);

(iv) Mobile Apps for Merchants QR POS iOS (starting from version 10.1) and Android (starting from version 5.0);

(v) Web-interfaces of Admin Panels;

(vi) Design for Mobile Apps and Web-interfaces based on a design which is developed and provided to Licensor by Licensee in PSD format;

(vii) all other platfo rms, techno log y, interfaces, materials, documentation , and tools that are required in order to successfully install, set-up, upgrade and update , and use the Software , which are included in the scope of this Agreement; and

(viii) each and every Intellec tual Property reasonably necessary for operating heretofore mentioned items, including relevant trade secrets.

1.5.2.  The Licensed Technology includes data and operations, processed and stored with the computer program, deriving visual display and other materials, available for display on the computer devices via Jnternet browsers and specialized programs running under Windows, Android, and iOS. Licensed Techno log y has its functional characteristics described in Appendix #6 attached hereto.

1.5.3.  Standard version of the software is a retail version of the software that is operated by Licensor as of the Commencement Date of the License Agreement.

1.5.4.  Updated version of the Software is a new version of the software created on the basis of its standard version as a result of updates and improvements. Customized version of the software is a version created in accordance with Licensee's individual requirements based on Standard and/or Updated versions of the software. Licensed Technology constitutes the updated and/or customized version of the Software.

1.6.  Source code is a convenient human-readable expression of one or more processes that may be tw11ed by a programming system into equipment executable form (object code).

Source code is transferred from Licensor to Licensee under the terms of this Agreement as a Software copy according to the conditions of the Agreement.

1.7.  Services are provided by Licensor or by its Affiliates to Licensee in connection with the operation and customization of the software for which Licensee has the non-exclusive right to use as well as set-up and maintenance of the Licensed Technology.

1.8. Territory shall mean as follows:

1.8.1.  For the purposes of using the functionality of the Licensed Technology for processing of payments and similar operations in accordance with specifications Territory shall mean the territory of Vietnam and the territory of the countries, as provided in Appendix 8 hereto;

1.8.2.  For all the other purposes including but not limited to the availability of the Licensed Technology for end-users through Apple Store and Google Play, end- users' actual location , and availability of the Licensed Technology for various software development teams and support teams Territory shall mean the territory of the entire world.

1.9.  White labe l licen sing refers to a possibility of custom branding of purchased software, including, but not limited to logos, images, content and other information displayable on computer screens via web-browsers and specialized software for mobile devices in English.

1.10.  Individual Licensee information is the data that Licensee provides Licensor for inclusion in the program (or includes it themselves) to customize the software (to use it for their own needs, to serve Licensee's users, to brand the software and for other purposes).

1.11.  Notwithstanding anything containing in this Agreement, Licensor retains the right for itself and for using any other his customers worldwide to use, execute, reproduce, modify, display, perfonn, transmit, distribute internally and externally, and create derivative works of the Licensed Technology and any software as a part thereof for any purposes without any limitations.

1.12. Commencement date shall mean May 1, 2019.

2. GRANT OF LICENSE

2.1  Subject to the terms and conditions of this Agreement and the Parties' compliance therewith, Licensor hereby grants to Licensee on the Territory, a non-exclusive, sublicensable, transferable , perpetual, and irrevocable lice nse to use the Licensed Technology in any manner allowed: to use, to reproduce, to distribute, to make derivative works based on the Licensed Technology subject that such use, reproduction, distribution, making of derivative works shall be for the purposes of internal use of Licensee and/or its Affiliates, provided, however, that resale of the Licensed Technology is prohibited under this Agreement. It is acknowledged by and between the parties that distribution of the Licensed Technology to end-users of the payment system shall not be considered as a resale for the purposes of this Agreement.

2.2 Intellectual Property Rights to Derivative Works.

2.2.1. Intellectual Property Rights to all modifications, derivative works, or improvements of the Licensed Technology conducted by Licensor outside the scope of this Agreement shall be owned solely by Licensor.

2.2.2. Intellectual Prope1iy Rights to all modifications, derivative works, or improvements of the Licensed Technology conducted by Licensor within the scope of this Agreement shall be regarded as the Licensed Technology.

2.2.3. Intellectual Property Rights to all modifications, derivative works, or improvements of the Licensed Technology conducted by Licensee or any third parties on Licensee's request shall be owned solely by Licensee.

2.3  Licensor shall deliver Software and conduct Software setup and/or development in acco rdance with the following parts:

2.3.l Within 7 business days following the Commencement Date Licensee shall set up its servers in a manner acceptable for Licensor (the "Servers") and Provide Licensor unobstructed access to said Serve rs in order to upload Licensed Technology (the "Server Setup").

2.3.2 Within 5 business days following the Server Setup Licensor shall upload the Licensed Technology in the form of the source code to the Servers (the "Co de Delive1y "). Licensor shall notify Licensee regarding the Code Delivery via written notice to Licensee and to Licensee' s attorney (the "Code Delivery Notice").

2.3.3 Within 30 calendar days following the Code Delivery Notice is sent by Licen sor, Parties agreed to deve lop Plan of Software Setup, Development, and Implementation (Appendix #2 to the Agreement) and then to structure all works based on this document.

2.3.4 Business Requirements Document (hereinafter - BRD), which will be developed by Licensor (Appendix #1 to the Agreement).

2.3.5 List of mWallet functions (Appendix #6 to the Agreement).

2.4  Subject to the terms and conditions specified in this Agreement, Licensor as the ow ner of intellectual property rights for the software defined in this Agreement discloses the source code and gives rights to Licensee for the commercial use of the Software; and Licensee shall pay a consideration to Licensor as determined in this Agreement.

2.5  Licensor sha ll perform initial se t- up and configuration, custo mization, and integration of the Software according to the terms of this Agreement or other agreements between the Pa1i ies.

2.6 Licensor shall perform the Serv ices throughout the entire term of this Agreement.

3. RIGHTS AND OBLIGATIONS OF THE PARTIES

3.1. Licensor's rights:

3.1.1.  Licensor holds all the existing exclusive proprietary rights for the Licensed Technology , to use it in any fonn or by any means.

3.1.2.  Licensor shall have the right to the License Fee and any other consideration as per this Agreement.

3.1.3.  In the event Licensee does not pay License Fee provided by this Agreement timely, and such default is not cured within a period exceeding 20 business days following the written notice of such default, the licenses granted under this Agreement shall be revoked or Licensor has a right to terminate this Agreement upon written notice to Licensee.

3.1.4.  In case of violation of their rights under this Agreement, Licensor is entitled to exercise their rights in the manner and means provided by the law.

3.1.5.  Licensor might use Licensee's trademark(s) and tradename(s) for marketing purposes after receiving prior written (to avoid any ambiguity, the Parties reiterate the New York law and deem e-mail as writing) permission from Licensee.

 3.2. Licensor's obligations:

3.2.1. Licensor shall provide the Services to Licensee as per this Agreement.

3.2.2.  Licensor shall train Licensee's authorized employees on technologies of the software operation.

3.2.3. Licensor shall provide technical support for the software under the terms of this Agreement (Appendix #4) or other agreements between the Parties.

3.2.4. Licensor shall not:

- gain access to or use of Licensee services or systems, or damage, disrupt, or impede the operation of Licensee services or systems;

- engage in fraudulent or illegal conduct of any kind, restrict, inhibit, or engage in any activity that prevents Licensee or its customer from using the Software;

- request, collect, solicit, or otherwise obtain access to Licensee systems except as necessary for the purpose of this Agreement; and

- circumvent or modify any security mechanism used by Licensee transmit any viruses, w01ms, defects, Trojan horses, or any programming of a destructive nature.

3.3. Licensee's obligations:

3.4.1. Licensee shall avoid any actions that entail the violation of Licensor's rights.

3.4.2.  Licensee shall pay Licensor the License fee and any other consideration as per this Agreement.

3.4.3. Licensee shall provide Licensor certificate of shares, issued and executed in accordance with the laws of the State of Nevada. Reference is made to the certificate of designation of Series C Preferred Stock filed with the Secretary of State of Nevada and provided to Licensor following such filing. All the shares issued and vested to Licensor herein shall comply with said certificate.

4. LICENSE FEE AND PAYMENT TERMS

4.1. Licensee shall pay to Licensor the License Fee as follows:

4.1.1.  Fee for Software License for the source code Licensee shall pay to Licensor as follows: 26 (Twenty Six) shares of Series C Preferred Stock of Licensee that the patties agree to equal $225, 160 (two hundred and twenty-five thousand one hundred and sixty US dollars) that shall be issued and vested to Licensor within 7 (seven) business days following the Software Delivery Date.

4.1.2. Usage License Fee Licensee shall pay to Licensor as follows:

4.1.2.1. For the Services on the territory of Vietnam: $140,000 (one hundred and forty thousand US dollars) for the Services commencing at such date as the certificate of complet ion is executed (the "Services Commencement Date" ), and ending the first year anniversary of the Services Commencement Date payable as follows:

(i) 6 shares of Series C Preferred Stock of Licensee that the parties agree to equal $51,960 (fifty-one thousand nine hundred and sixty US dollars) to be issued and vested to Licensor no later than June 1, 2019; and

(ii) $90,000 (ninety thousand US dollars) payable according to Appendix #9 to this Agreement.

Starting from the second year of services the amount shall be decreased to $91,000 (ninety-one thousand US do llars) per year shall payable according to Appendix #9 to this Agreement.

4.1.2.2. For the countries other than Vietnam the Services shall be reimbursed according to Appendix #8 to this Agreement.

4.1.3.  In consideration of the setup Services Licensee shall pay to Licensor the following amounts: (i) $150,000 (one hundred and fifty thousand US dollars) for Vietnam; and (ii) for each additional country - no more than $60,000 (sixty thousand US dollars) and exact amount will be defined after assessment of Licensor and confirmation by Licensee.

4.1.3.1.  Setup fee is covering the following integrations through an application programming interface ("API"):

- Integration with bank or payment provider (one integration);

- Integration with SMS-gateway (one integration)

- Integ ration with service aggrega tor (one integration) ;

Integration with partner for currency conversion (one integration); Integration with scratch cards issuer (one integration).

Next integrations with third-parties are not included to setup and shall be assessed based on rules defined in clause 4.4. If integration with any third- parties are up to l 00 person-hours the cost can be re-estimated and charged as an additional development.

4.1.3.2. Setup fee is covering mWallet functions defined in Appendix #6.

4.1.3.3.  First payment $20,000 (twenty thousand US dollars) shall be done during 15 (fifteen) calendar days following the Commencement Date in accordance with Appendix #9.

4.2. Hosting of the Servers is not included in Technical support fee.

4.3.  Technical support fee is $75,000 (seventy-five thousand US dollars) per year, payable with equal installments in the amount of $6,250 (six thousand two hundred and fifty US dollars) per month, starting in I (one) year after Commencement Date during 5 (five) years (Appendix #9). Technical support fee includes 1,000 person-hours per year. Fee for additional technical support shall be calculated based on rules defined in clause 4.4.

4.4.  The fee for software development, customization, and integrations which are not covered by other parts of the Agreement shall be determined based on the template in Appendix #3 and calculated based on the complexity of the services and the cost of person-hour $65.00 (sixty-five US dollars) and is payable on the following terms:

4.4.1. 50% an initial payment due before the setup works start,

4.4.2. 50% subsequent payments based on the certificate of completion.

4.5.  Licensee shall pay the agreed-upon fee for the use of the software as provided in Clause 4.1 to Licensor for the details specified by Licensor in an invoice at the time of payment.

4.6.  Overhead expenses should be paid by Licensee to Licensor according to rules reflected in Appendix #5 to this Agreement.

4.7.  The consideration that should be paid by Licensee to Licensor under the terms of this agreement does not include the amount of any tax liabilities that may arise in the country where Licensee is resident (i.e. withholding tax) and must be credited to Licensor account in the amounts specified in this Agreement.

5. DELIVERY AND ACCEPTANCE

5.1.  All the Services under this Agreement shall be accepted by Licensee through execution of the certificate of completion (Appendix #7), which is provided by Licensor after the completion of the works, country by country basis. The basis for acceptance is the completion of the following services:

BRD developed and approved by Licensee (BRO shall be prepared according to Appendix #1 to this Agreement)

Preparing SIT, UAT, production environment,

Installation on mWallet platform (functionality according with agreed BRD),

Re-style end user Mobile Application according to basic designs (functionality according with agreed BRD),

Re-style Mobile Application for merchants QR POS according to with basis design (functionality according with agreed BRD),

- Regression testing ofUAT,

- Training of the staff,

- Technical testing of production (HA/DR testing, performance testing and review),

Preparing documentation according to Appendix #3 to this Agreement In the event any of the services provided by Licensor are not completed timely due to the acts of Licensee, third parties, or otherwise not connected with any Licensor's default of any kind, the services are deemed completed for the purposes of Licensor's entitlement for consideration in connection thereof.

5.2.  In case if Licensee refuses to execute the certificate of completion, Licensee has to provide a detailed refusal in writing to Licensor within 10 business days following the receipt of the certificate of completion provided that the certificate of completion explicitly refers to such time-line for acceptance.

5.3.  If within the period provided in clause 5.2. Licensee does not execute the certificate of completion and does not provide Licensor with a detailed refusal in writing, the Services are considered to be performed properly, accepted by Licensee and shall be fully paid by Licensee.

5.4. Licensee's motivated written refusal to accept the Works must contain the following items:

- indication on error/defect in services or as a result of services to be eliminated;

- a reference to specifications or eITors/defects of the underlying written refusal.

Upon receipt of a reasoned refusal, Licensor unde1takes to eliminate the identified en-ors/defects, within the period agreed by the Parties in writing.

6. REPRESENTATIONS AND WARRANTIES. LIABILITY. INDEMNIFICATION

6.1 Warranties.

6.1.1  Compliance with Specifications. Licensor waITants that the Licensed Technology will strict ly comply with the descriptions (including performance capabilities, completeness, specifications, con figurations, and function) that appear in the Appendixes herein.

6.1.2  Ongoing Compliance. Licensor waITants that for one (1) year after completion of the Services or for a period of one (I) year upon termination of any software maintenance by Licensor, whichever is later, any computer programs or enhancements or modifications to computer programs included in the Licensed Technology will operate in conformance with its specifications, on condition that no changes were made by Licensee.

6.1.3  Non-infringement. Licensor further warrants that the Services and the Licensed Technology, will not violate or in any way infringe upon the rights of third parties, including property, contractual, employment, trade secrets, proprietary information, and nondisclosure rights, or any trademark, copyright, or patent rights.

6.2  Each party warrants it shall comply with all applicable laws, including those applicable to the Agreement promulgated by any and all national, federal, state, municipal, or other legislative bodies, courts, or agencies having jurisdiction over the business of such party.

6.3  In case of a material breach of this Agreement, the Party that committed such breach shall bear the responsibility set forth herein and (or) the legislation in force.

6.4  Notwithstanding any term to the contraty, the maximum amount that Licensor would be liable for breach of this Agreement (whether such liability arises under contract, tort (including negligence), law or otherwise) is the actual amount paid by Licensee up to date of the occurrence of such breach with respect to the Consideration of the use of the Software as referred to in clause 4.1.1 of the Agreement.

6.5  Neither Party shall be liable for breach of the Agreement or any of its clauses, if the breach happened not because of its fault (intent or negligence) or happened as a result of the breach of this Agreement by the other party, or because of unauthorized actions of third parties or if such liability is excluded by this Agreement.

6.6 Liquidated Damages.

6.6.1 In the event it is detennined that Licensor has materially breached this Agreement or in the event of anticipato1y repudiation of this Agreement by Licensor, absent material breach by Licensee of Licensee's obligations herein, the parties have agreed that rights and title to 100% of the shares vested and transferred or to be vested and transferred hereunder to Licensor, whether restricted or not, shall be transferred to Licensee upon written notice of liquidated damages sent to Licensor, provided, however, that the Licensee's license under this Agreement shall be terminated in its entirety.

Alternatively, at the sole discretion of Licensee, in the event it is determined that Licensor has materially breached this Agreement or in the event of anticipatory repudiation of this Agreement by Licensor, absent material breach by Licensee of Licensee's obligations hereunder, the parties have agreed that Licensee is entitled to an option to purchase each and every of the Shares transferred or to be transferred hereunder to Licensor for $10 by sending a written notice with a certified check for said amount enclosed, provided, however, that the Licensee's license under this Agreement shall be terminated in its entirety. Material breach for the purposes of this Section shall mean Licensor action or inaction that substantially defeats the purpose of this Agreement, or otherwise constitutes material breach under the law of the State of New York.

6.6.2 Both Parties agree and acknowledge that such remedies are reasonable and the only forecast of probable losses by the non-breaching party because of the difficulty of estimating with exactness the damages which may result as of the moment of said breach or repudiation and because of the difficulty in recovery by the non-breaching party.

6.6.3  Reverse transfer of Shares under this Agreement shall in no event be construed in any sense as a penalty.

6.7 Indemnification

6.7.1 Licensor.

6.7.1.1 Licensor agrees to defend, indemnify and hold Licensee and its res pective, member s, shareholders, managers, officers, employees, representatives, agents, attorneys, successors and assigns, harmless from any loss, c laim, or damage (including attorney's fees and costs) to persons or property arising out of this Agreement, the Licensed Technology, or the Services to the extent that the loss, claim, or damage is caused by Licensor's breach of any term of this Agreement or the intentional act of Licensor. This indemnity survives termination of this Agreement.

6.7.1.2  Nevertheless, Licensor shall not indemnify Licensee if Licensee alters Lice nsed Technology or uses it outside the scope of use identified in the documentation or if Licensee uses a versio n of the Licensed Technology that has been superseded, if the infringeme nt claim could have been avoided by using an unaltered current version of Licensed Technology that was provided to the Licensee, or if the Licensee continues to use material after the end of the license to use such. Licensor further will not indemnify Licensee to the extent that an infringeme nt claim is based on any information , d es ign, specification, instruction, software, data, or material furnished by and incorporated by instrnction of Licensee where Licensor reasonab ly cannot check the source code or is not obligated to do so under the industry sta ndard, nor will Licensor indemnify Licensee for any portion of an infringement claim that is based on Lic ensor' s unauthorized combination of the Licensed Technology with products or services not provided by Licensor.

6.7.2 Client.

6.7.2.1  Licensee agrees to defend, ind em nify, and hold L ice nsor and its respective members, shareho lders, managers, officers, employees, representatives, agents, attorneys, successors, and assigns harmless from any loss, cla im , or damage (including attorney's fees and costs) to the persons or property arising out of this Agreement, the Licensed Technology, or the Services to the exte nt that the loss, claim, or damage is caused by Lice nsee' s breach of any term of this Agreement or the negligence or intentional act or omission of Licensee. This indemnity survives termination of this Agreement.

6.7.3  Indemnification Procedure. The indemnifying party's agreement to defend the indemnified party includes timely payment by the indemnifying party of all defense costs and fees, including attorneys' fees associated with any claim s governed by this Agreement. A party's obligation to defend, indemnify, and hold the other party harmless is conditio ned upon: (a) prompt notification to the indemnifying party of the claims in writing within thirty days of the indemnified party's notice of such; (b) authority and control of the defense or settlement given to the indemnifying party by the indemnified party; and (c) cooperation with the indemnifying party by providing all of the necessary information and assis tance requested by the indemnifying party to handle the defense and settlement of the claim(s).

7. DISPUTE RESOLUTION

7.1.  Governing Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York as applied to Agreement made between residents of New York for performance entirely within the State of New York. If any dispute should arise between the parties that cannot be resolved informally, it sha ll be sett le d by arbitration in New York City, New York, New York office of the American Arbitratio n Association before a panel of three arbitrators designated by the American Arbitration Association in accordance with the Rules of the American Arbitration Association then obtaining in New York City. The cost of any arbitration proceedings and the prevailing party's attorneys' fees shall be borne by the party against whom an award is made. The decision of the arbitrator shall be binding and conclusive upon the parties. If the American Arbitration Association shall not then be in existence, such other organization, if any, as shall then have become the successor of said Association.

7.2.  Waiver of Jury Trial. BOTH PARTIES AGREE TO WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN THE RESOLUTION OF ANY DISPUTE OR CLAIM, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, BETWEEN ANY OF THE PARTIES OR ANY OF THEIR RESPECTIVE AFFILIATES ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THIS AGREEMENT.

8. TERM AND TERMINATION

8.1.  This Agreement shall commence as of the Commencement Date and shall last until it' s the fifths anniversary of the Commencement Date. The tenn of this Agreement shall automatically renew thereafter, unless a Party notifies another Party in writing otherwise at least 60 (sixty) days prior to the last day of then-current term.

8.2.  Either party, as applicable, shall have the right, in add ition and without prejudice to any other rights or remedies, to terminate this Agreement as follows:

8.2.1.  by either party for any material breach of this Agreement, including failure to make payments herein, which is not cured within twenty (20) days of receipt by the party in default of a notice specifying the breach and requiring its cure;

8.3. Notwithstanding anything provided herein, the license granted under this Agreement shall be irrevocable, once paid in full and if Licensee is acting in compliance with the Agreement and uses the Licensed Technology according to the tem1s of this Agreement, irrespective to the obligations with regard to the Services under this Agreement.

9. FORCE MAJEURE

9.1.  Neither Party (or any person acting on its behalf) shall have any liability or responsibility for failure to fulfill any Obligation under this Agreement so long as, and to the extent to which, the fulfillment of such Obligation is prevented, frustrated, hindered or delayed as a consequence of a Force Majeure Event.

9.2.  A Party claiming the benefit of this provision shall, as soon as reasonably practicable after the occurrence of a Force Majeure Event:

9.2.1. notify the other Party of the nature and extent of such Force Majeure Event; and

9.2.2. use all reasonable endeavors to remove any such causes and resume performance under this Agreement as soon as feasible.

10. CONFIDENTIALITY

10.1.  Each party acknowledges that it will receive Confidential Infonnation from the other party in the course of performing the Development Services, designing and developing the Software, and otherwise canying out the actions contemplated by this Agreement. During the period this Agreement is in effect, and during 20 years after termination of this agreement, each party, its employees, contractors, consultants, and agents, will: (a) safeguard the other party's Confidential lnfonnation with the same degree of care that it uses to protect its own confidential information;

(b) maintain the confidentiality of this information; (c) not use such information except as permitted under this Agreement; and (d) not disseminate, disclose, sell, publish, or otherwise make available this information to any third party without the prior written consent of the disclos ing party.

10.2. Licensor's use of any portion of Client's Confidential Information other than for the purposes of providing the Services under this Agreement is a material breach of this Agreement. Licensee's use of any portion of Licensor's proprietary and/or Confidential Information other than for the purposes of this Agreement is a material breach of this Agreement.

10.3. Limitations on Confidentiality Restrictions. Section 10.1, above, does not apply to any information that: (a) is already lawfully in the receiving party's possession (unless received pursuant to a nondisclosure agreement); (b) is or becomes generally available to the public through no fault of the receiving party; (c) is disclosed to the receiving party by a third party who may transfer or disclose such info1mation without restriction; (d) is required to be disclosed by the receiving party as a matter of law (provided that the receiving party will use all reasonable efforts to provide the disclosing party with prior notice of such disclosure and to obtain a protective order);

(e) is disclosed by the receiving party with the disclosing party's approval; and (f) is independently developed by the receiving patty without any use of Confidentia l Information. In all cases, the receiving party will use all reasonable efforts to give the disclosing party ten (10) days' prior written notice of any disclosure of information under this Agreement.

10.4.  Nondisclosure Agreement. During the tetm of this Agreement, each party agrees to execute a reasonable nondisclosure agreement in alignment with the requirements set forth herein if asked to do so by the other party.

Injunctive Relief for Breach. Client and Developer acknowledge that any breach of Section I0.1 by a receiving party will irreparably harm the disclosing party. Accordingly, in the event of a breach, the disclosing party is entitled to promptly seek injunctive relief in addition to any other remedies that it may have at law or in equity.

11. MISCELLANEOUS

11.1.  Assignment. Neither party may assign or transfer its rights or delegate its obligations under this Agreement without the other party's prior written consent. This Agreement shall be binding upon the successors and assigns of the parties to this Agreement.

11.2.  Entire Agreement. This Agreement, along with the Exhibits attached and incorporated in this Agreement and the Related Agreement, const itutes the final, complete, and excl usive understanding between the parties, and replaces and supersedes all previous oral or written Agreement, understandings, or arrangements between the parties with respect to the subject matter of this Agreement. This Agreement may not be modified or amended except in a writing signed by an authorized officer of each party to this Agreement.

11.3.  Notices. Any notices to be given under this Agreement shall be in writing, sent by registered or certified mail, postage prepaid, return receipt requested, or by telegram or facsimile followed by a confinnation letter, or via e-mail with the option of delivery confirmat ion activated (if technologically available) sent as provided above, addressed to such party and its counsel as follows:

Notices to the Licensee:

Address: 55 West 39th Street, 18 Floor, New York, New York

Attn: Dennis Nguyen, CEO Society Pass Incorporated

Attorney for Licensee

Peter DiChiara, Esq. at pdichiara@cmdllp.com

Notices to Licensor:

Address:Office 8, 176 Finchley Road, London,

NW3 6B, UK

Attn: Mikhail Miroshnichenko, Wallet Factory International Ltd

Attorney for Licensor:

Mikhail Miroshnichenko at

Mikhail@walletfactory.com

11.4.  Publicity. Without the prior written consent of the other party, neither party shall disclose the terms and conditions of this Agreement, except such disclosure may be made as is reasonably necessary to the disclosing party's bankers, attorneys, or accountants or except as may be required by law. Further, it is agreed that the parties hereto will consult with each other prior to issuing any press release or making any other public statement with respect to the transactions contemplated hereby, and shall not issue any such press release or make such other public statement without the prior written approval of the other parties hereto, unless counsel to the party proposing to issue such release or statement shall have concluded that such press release or statement is required by law to be issued or made and the other parties hereto shall have been given the opportunity to review such release or the content of such stateme nt prior to the issuance or making thereof.

11.5.  Independent Contractor. Licensor, and at all times will be, an independent contractor. Nothing in this Agreement shall be deemed to create an employer-employee, principal-agent, or joint venture relationship. Neither party has the authority to enter into any contracts on behalf of the other party or otherwise act on behalf of the other party.

11.6. Severability. In case any provision of this Agreement is held to be invalid, unenforceable, or illegal, that provision shall be severed from this Agreement, and such invalidity, unenforceability, or illegality will not affect any other provisions of this Agreement. If a governmental authority or a court of competent jurisdiction holds that any provision of this Agreement is invalid or unenforceable, the remaining provisions will remain in full force and effect and the parties will replace the invalid or unenforceable provision with a valid and enforceable provision that achieves the original intent and economic effect of the Agreement.

1 I.7. Counterparts. This Agreement may be executed in multiple counterparts and in any number of counterparts, each of which shall be deemed an original but all of which taken together shall constitute and be deemed to be one and the same instrument and each of which shall be considered and deemed an original for all purposes. This Agreement shall be effective with the facsimile or "pdf' signature of any of the parties set forth below and the facsimile or "pdf' signature shall be deemed as an original signature for all purposes and the Agreement shall be deemed as an original for all purposes.

11.8. Waiver. The failure of either party to enforce any provisions of this Agreement is not a waiver of the provisions or of the right of that party to subsequently enforce that, or any other, provision of this Agreement.

11.9. English Language. This Agreement is in the English language only, which language shall be controlling in all respects and any versions hereof in any other language shall be for accommodation only and shall not be binding up the parties hereto.

IN WITNESS WHEREOF, the authorized undersigned have executed and delivered this Agreement on the date set fo1ih above.

1

Appendix #1

To the Agreement #1 5-151118

BUSINESS REQUIREMENT DOCUMENT

Business Requirement Document shall be structured as follow:

1.	Technical architecture design diagram,
2.	Project Description,
3.	Mobile App functionality,
4.	Web-interfaces (admin and merchant panels) functio nality,
5.	Back-End functio nality,
6.	Security,
7.	Integrations,
8.	Support requirements.

2

Appendix #2

To the Agreement #.t.§5-151118

PLAN OF SOFTWARE SETUP, DEVELOPMENT AND IMPLEMENTATION

Task Name	Total days	Task start	Task end	Resources
mWallet platform	100 days
Pre-tasks

Business Requirement Document
Business Requirement Document prepare
Business Requirement Document approving
Business Requirement Document correction
Business Requirement Document approving
Business Requirement Document done
Technical preparation work
Access to the servers for platform installation
Technical preparation has been done
Environment
SIT (Integration testing)
UAT (User Acceptance Testing)
Environment has been done

Time-limits (Terms) of Work performance can be increased or decreased after obtaining API documentation for integration with third parties and agreeing of the Business requirement document, and also in case of delays by third parties during the integrations. In this case, Licensor is not responsible for the increase in the terms of work.

Works under this Plan of Software setup, development and implementation start after all necessa ry documentation received from Licensee and the BRD agreed by the Parties.

To the Agreement #\95-151118

SOFTWARE SETUP, DEVELOPMENT AND DEPLOYMENT SPECIFICATION

#	Stage	Development and implementation terms	Cost, US Dollars
l.	Business Requirement Document Development (BRD)
2.

System Setup:

- Preparing SIT, UAT enviromnent

- Installation on mWallet platform

- Adding currencies

- Re-style end user Mobile Application according with

Interactive prototype

htte.s:llinvis.io/Q2QOXBETE9A#/348784657 Launch

Layouts Ul KIT htte.s:l/invis.io/F4PHII597RZ#/344163216 Unicorn-Pure.le
htte.s:l/invis.io/F4PHI1597RZ#/335446120 unicorn
htte.s:llinvis.io/F4PHII 597RZ#/347594908 Navy_
- Re-style Mobile Applicationfor merchants QR POS - Preparing Production enviromnent - Testing
3.

Documentation:

-  Technical manua ls (should include information about Hardware requirement, Performance testing and review, HA/DR review and testing, Update releaseprocedure, Review architecture compliance)

-  Description of protocols for interaction between the system modules and components (API documents)

- User manuals

- Manuals for Administrator of the platfonns

4.

Integrations:

-  Integration with bank or payment provider (card tokenization for payments via Visa, MasterCard, local cards)

-  Integration with SMS-gateway

-  Integration with service aggregator

-  Integration with partner for currency conversion

-  Integration with scratch cards issuer

Total			150 000

3

Appendix #4

To the Ao-reement #195-151118

0 -

SOFTWARE TECHNICAL SUPPORT TERMS AND CONDITIONS.

Technical support of the Software, performed by Licensor under this Agreement, includes the following:

I. Software support services provided by Licensor include the following:

Updating the Software, as well as other software products that have been developed or supplied under the Agreement.

Updating mobile versions of the software, in case if mobile operating systems are updated (Supported operational system versions, mentioned in clauses 2.1.2. and 2.1.3. of this Agreement, may be revised as operational systems are updated.

Update mobile app versions in Google and Apple app stores

Fixing the errors in the Software as well as in other software that has been developed or supplied under the Agreement.

Optimization of the databases.

Optimization of code and databases in case if the number of user is increased or if errors are detected.

Diagnostics and research; assessment of the Software perf01mance and Software optimization in case of problems identification.

Phone and email (sopa@walletfactory.com) consultations by the Contractor' s staff on business days 9 am-6 pm, excluding weekends and statutory holidays.

2. Licensor shall fix software errors if found at no additional charge. In case of detecting non-critical and critical errors to contact Licensor Licensee can contact the following persons:

No.	Name of contact person	Phone number	e-mail	Additional contacts
1	Your PM		sopa@walletfactory.com	tm.walletfactory.eu/projects/_
2	Olga Primorozenko		olga@walletfactory.com	tm.walletfactory.eu/projects/_

3. The Notification may contain questions to Licensor relating to the detected problem, which have to be addressed and for which answers (consultations) should be provided. A notification about the problem must contain the following details:

- Error/Defect priority (Downtime, Critical , Non-Critical)

- Date and time of error detection

- Reference to the environment and software type Detailed error description

4. When creating the Incident / Problem Notification or Report, Licensee must select the priority according to the following criteria:

Downtime - an error disrupting the system operation.

- Critical - an error affecting any of Licensee's business processes and impossibility to perform the required business operations. This may include, for example, when one of the services the software is supposed to provide does not perform correctly (Eg. P2P, reconciliation with the bank).

- Non-Critical - an error is a failure that degrades performance or operational capability of the software, but which is not affecting main platform and can be tolerated for a brief period before correction (includes bugs).

5. Licensor shall ensure the proper First Response Time and Maximum Process time commitments are met for the issues listed below:

Error Type	First Response Time	Repair Time	Business Hours
1. Downtime	4 working hours Acceptable downtime of the system is 1% monthly (calendar month)	8 working hours	24 hours, 365 days
2. Critical	8 working hours	12 working hours	24 hours, 365 days
3. Non-Critical	24 hours	5 working days	Mon - Fri between 9-17:00 on working days

This time is counted from the moment when the employees of Licen sor were notified of the error that occurred by e-mail address of Lice nsor's contact specified in this Agreement.

6. Licensor is responsible for incident in case if such incident occurred only due to Licensor' s fault which is documented, and incident is not caused by problems of third parties performance (including hardware problems).

7. Licensor is responsible for the Software as long as access to the Software servers belongs exclusively to Licensor's employees. After Licensee accepts access to the servers, the responsibility for the Software and for the servers' configurations falls entire ly on Licensee.

8. If Licensee makes changes to the software or servers' configurations by modifying, upgrading and other means Licensor has right to change the terms and conditions of this Appendix.

4

Appendix #5

To the Agreement #195-151118

OVERHEAD EXPENSES RULES

Parties agreed that there could be overhead reasonable expenses dedicated to business trips of Licensor team to Licensee office and territory of project implementation. These overheads shall be paid by Licensee per use, as additional payment to the Agreement.

Parties agreed to set expense rates for the below at not more than the stated costs. Charges shall be at cost but not to exceed below, per Licensor employee:

-	man-day rate 480 USD,
-	return air tickets I 200 USD,
-	accommodation & taxi 250 USD per day.

Each business trip should be approved by Licensee beforehand and accepted in writing prior to the date of travel.

5

Appendix #6

To the Agreement #195-151118

MWALLET PLATFORM LIST OF FUNCTIONS

6

Module for identification of the Users	The identifications (KYC) rules are individual for each Partner. Standard use case is: 1. User of MobApp has limited functionality of MobApp until he pass the identification (if required). 2. User enters his personal data in the Profile in MobApp. 3. User captures images of his documents (e.g. Drivers License or Photo Page of Passport). 4. User saves the details of the Profile page and App moves to next page. 5. User submits the details and Profile goes into "Pending Verification" state. 6. Administrator of the system verifies or declines Profile from the mWallet admin panel. 7. Once Profile is verified by Administrator, User receives a push notification message saying "Your Profile is now verified". 8. If Profile verification is declined, user will receive an SMS with reasons and advice on what to do next
Limited user's functionality provided if the User's profile is not filled in	Functional, which allows you to restrict the user from using some of the mobile app features in case if the user failed to fill in personal details (User's profile) or provided incomplete information
Settings	
Changing the language of the application	English (additional languages if required)
App version details	The current version of the mobile app and the date of the latest version update. Supports text, links, images (logos)
App developer details	The feature allows you to publish any information about the developer: name and contact information. Supports text, links, images (logos)
User agreements/ terms and conditions	The feature enabling the display of the terms of a public user agreement. Content is managed through AdminPanel. Terms are displayed to the user at the moment of registration or while (s)he surfes the application
Accepting the user agreement	The feature to obtain user's acceptance of public user agreement terms. The user checks the checkbox, the action is logged and stored throughout entire period of using the mobile app
User Support	
Sending messages with a pre-set subject	The feature which allows you to send an email message to the contact center with a typical message subject: improvement, error, complaint. Subjects are configured in the app settings, sorting is done on the side of the mail service.
Customer support contact phone number	The feature allowing you to specify the contact number of the customer support in the app settings. Tap on this number calls the standard function of the smartphone - initiates a call to this phone number
Chat	The feature allows a user to launch one of the messenger installed on the user's smartphone (viber, telegram, whatsapp, etc.). The system will remember the choice and will use the selected messenger for communication with the contact center of the company.
F.A.Q	Functional, which allows you to go to the "Questions and Answers" section and find a standardized answer to the frequently asked user questions. Content is managed through AdminPanel

PAYMENT TOOLS	**Description**
Card management	integration with Payment Provider/Bank required
Adding a card	This feature allows to register new payment cards to make payments and transfers in the mobile application
Remove a card	The function allows you to remove a payment card from MobApp and stop using it when making payments and transfers
Edit a card name	Ability to provide a short custom name for the card
Make a card primary	Possibility to mark a card as a priority (default) payment tool. A card with such a mark will always be the first when choosing a payment / transfer source

7

Deactivate a card	Ability to deactivate but not delete a card from the list of payment tools
Change a card image color	Ability to assign a custom color to a connected payment card to visualize it in the list of cards added to the app.
Payment functions	Possibility to make payments, p2p, top up ewallet, withdraw emoney from ewallet
Cards management	PIN, block, activate, limits
Mobile Money (MNO accounts)	integration with Mobile operator required
Balance	Displaying balance of Mobile Money Account in the mobile app
transfers (by phone number)	p2p transfer when a sender indicates the recipient's phone number to send the money. The phone number may be entered manually, selected from the contact list or decoded from a scanned QR code of the sender
Mobile money withdrawal	The feature allowing the user to exchange e-money for real money and to receive cash using any of the following: payment card, bank account, cash withdrawal in a bank office, cash withdrawal in an agent's office
to card	Integration with a payment provider required
to account	Integration with a payment provider required
to emoney wallet	emoney module
Top-up mobile money account	The feature designed to enable exchanging real money for e-money by adding it to the user's e-wallet. Depositing (top-up) is possible in cash form through distributing agent or automatically using one of the following tools: payment card, bank account, or terminal
From a card	Integration with a payment provider required
From an account	Integration with a payment provider required
From emoney wallet	emoney module
Electronic Money (e-money)	our own ewallet module or integration with other e-money processing
Balance	Displaying e-money balance in the mobile app
e- money transfers (by phone number)	p2p transfer when a sender indicates the recipient's phone number (not e-wallet id) to send the money The phone number may be entered manually, selected from the contact list or decoded from a scanned QR code of the sender
e-money withdrawal	The feature allowing the user to exchange e-money for real money and to receive cash using any of the following: payment card, bank account, cash withdrawal in a bank office, cash withdrawal in an agent's office
to card	Integration with a payment provider required
to other wallets	Integration with a payment provider required (WeChat, PayPal)
via operator/agent	Withdrawal through an agent for exchange of electronic money (withdrawal in cash)
Top-up e-money	The feature designed to enable exchanging real money for e-money by adding it to the user's e-wallet. Depositing (top-up) is possible in cash form through distributing agent or automatically using one of the following tools: payment card, bank account, or terminal
from a card	Integration with a payment provider required
from other wallets	Integration with a payment provider required (WeChat, PayPal)
via operator/agent	Top-up through an distributing agent of electronic money (cash top-up)
In a terminal	Integration with a terminal provider required
PAYMENT FUNCTIONS	**Description**
p2p transfers

8

Using a phone number as a recipient's identifier	The feature allows you to make p2p transfers by specifying the recipient's phone number. The recipient's phone number can be entered manually or by selecting it from the contact list. The sender then indicates the amount and the transfer note (optional) and confirms the transfer to the specified phone number
With QR code	The feature allows creating a transfer in the form of an invoice with the specified amount. The transfer is encrypted and displayed as a QR code. This QR code is scanned by the user and a transfer is automatically generated and has to be confirmed
Money transfer between e-money wallets	The feature allows you to create a p2p payment from one digital wallet to another, indicating the phone number of the transfer recipient. You can enter a phone number manually, by choosing it from the contact list or by scanning the beneficiary's QR code
In-App Payments	
Service aggregator/Provider of services	Integration with a service aggregator/provider of services required
Service categories/List of providers services	The feature allowing you to break down services into logical groups. Such a breakdown makes the list of services well-structured and easy-to-read
Looking up services	The feature allows a user to find a specific service of the specific provider. The search is implemented by the keyword / part of the word / abbreviated or full name of the service / service provider
Paying for services	The feature allowing the user of the mobile app to initiate a payment for goods or services by choosing the service, indicating the required payment amount and selecting the payment tool from the following list: electronic wallet / payment card (list of payment cards).
On-Line Payments	
Via QR	Merchant generate QR-codes via API for making payments on his web-site
In-Store Payments	
Payment QR with fixed amount	Possibility for Users to scan the QR on a package of good and make payment in one-click using any payment tool in his Mob App
Payment QR with a self-input purchase amount	Possibility for Users to scan the QR on a package of good, enter the amount of purchase and then make payment using any payment tool in his Mob App
Invoicing	
Issuing an invoice to another user	This feature allows the mobile app users to bill other users. The user generates an invoice for the transfer and indicates the amount in it and the note. Next, the invoice is encrypted in QR and sent to another user for payment. This user can either pay it with their mobile app or refuse to pay.
Merchant issuing an invoice to the user	The feature allows a user to form an invoice and to specify its amount and item details. Next, the invoice is encrypted in QR and sent to another user for payment. This user can either pay it with their mobile app or refuse to pay.
Different payment statuses	
Paid invoice	An invoice that has been successfully paid by the user
Closed invoice	Cancelled invoice (the user refused to pay)
Invoice for payment	Accounts issued to the user by other users or merchants
PAYMENT SETTINGS	**Description**
Favorites

9

Favorites	The feature allowing you to use the previously completed transaction to create a template for similar future payments with frequently used payment details. Each template may have custom name for easy selection. When choosing a template, the user adjusts the amount (if necessary) and confirms the payment (the user can change the payment tool at the time of the next payment)
Repeat operation from the list of completed operations	Allows you to initiate a new transaction using parameters of the previously completed transaction
Payment	If the funds on the one payment tool are insufficient, the payment is sent to the following payment tool chosen by the user; and so until the transaction is confirmed
Managing of payment tools	User can on/off the option cascading and set the order of payment tools
Payment history	
Payments/p2p history	The display of successful, canceled, and unpaid payments and p2p transactions
Period of payment history display	Ability to choose the period from and to filter display of the transaction history
Viewing paid invoice details	The feature enables viewing paid invoice details by tapping on it. The following details are opened in a new window: date, amount, payment source, service provider, note, etc. An account receipt can be generated in pdf format or sent via mail/messenger
QR CODE PROCESSING	**Description**
QR code technology	
My QR	A functionality that allows a user of a mobile application to encrypt information about themselves and their contacts and display it as a QR code. By scanning this QR, another user will be able to add this user to their contacts and set up an invoice later.
QR scanner	A mobile application tool that allows you to scan any QR-code with a smartphone camera. The scanner displays the result of the info decryption as one of the following options: add to contacts, pay an invoice, create an invoice, go to the link, log into the control panel.
QR code issuing tool	Possibility to generate the QR-code in AdminPanel
MARKETING	**Description**
In-App Loyalty Program	In-App Loyalty Module
Displaying bonuses	The feature which allows you to display in a separate widget the balance of accrued bonuses in loyalty programs in which the user participates.
Bonus accrual	User receives bonuses for some actions in his Mob App (inviting a friend, filling a customer profile, making payments etc.). Functionality is managed from AdminPanel (the amount/fee of accrued bonuses, the rules of bonus accrual)
Bonuses withdrawal	The feature allow to enable exchanging bonus units for real money using the standard procedure for withdrawing money from a digital wallet, transferring it to cash or transferring it to a card or bank account
Paying with bonuses	The feature allowing you to buy promotional goods and services for bonuses. The system converts bonuses into electronic money and charges for goods or services
Referral Program	
Invite a friend	Functional, which allows to send a referral link to any person via SMS, messenger, email. Following the link, a potential user has the ability to install and start using the mob app. Sender will get the bonus for the sharing the link
ADV Banners	
Viewing a banner in the app	The feature allows a user to display information about promotions or important events of the company or its partners. The info is displayed as a picture or picture slides. Using swiping (up/down, left/right) the user can view all displayed banners. The banner content is managed in AdminPanel

10

Unique UX/UI	Development of unique UX/UI according to Partners' requirements
Notifications	Sending individual and bulk push notifications to a specific user or the group of users
Sending push notifications	Sending a push notification to a specific user with any message text from AdminPanel
Bulk push notifications	Sending a push notification to the group of users with message text from AdminPanel
WALLET MANAGEMENT TOOLS	**Description**
WEB Interfaces	
F.A.Q	Functional, which allows you to go to the "Questions and Answers" section and find a standardized answer to the frequently asked user questions. Content is managed through AdminPanel
Texts	Managing a variety of mobile app content
Terms and conditions	Manage the user agreement, the ability to add or update the text of the agreement
Menu designer kit	Manage directories (regions, terminals, offices and ATMs) for the mobile application
Reports	
About User's profile	Detailed information about the user profile and all transactions with the mob app
General reports	User, payments and invoices statistics in graphic form for the specified period of time
P2P transfers	Viewing user transactions by payment tools: -cards - emoney wallets - other payment tools
Invoices/Payments	View detailed information on all system invoices (information on paid, canceled, iised invoices with transaction details)
App Versioning Tool	
Version of Mob App	Control of the Mob App versions. This is a feature that allows the Administrator to control the relevance of the app version installed on users' smartphone. Based on the result of the version check, the system automatically recommends the user proper actions for further work with the application. The functionality is managed in AdminPanel.
SMS & OTP Management	
OTP confirmation	Possibility to set a limit on the sum of the transaction. Operations to this sum pass without any confirmation and over this sum always with the OTP confirmation. Functionality is managed in AdminPanel.
KYC	
	Profile of User is verified by Administrator.
Security	User account locking and unlocking
Locking / unlocking of User	User account locking and unlocking
Administration	Managing system administrators and administrators' rights
Administrators	Managing system administrators (specifying administrator privileges, adding new administrators, blocking administrator privileges)
Access rights	Manage administrators' rights to perform operations in the AdminPanel. AdminPanel consists of different modules that are responsible for a certain functionality. Each administrator gets access to a specific set of modules depending on their authority. An employee with the role of Superadmin has access to all Admins panel modules.
Notifications

11

Sending push notifications	Sending a push notification to a specific user with any message text
Bulk push notifications	Sending a push notification to the group of users with message text
MERCHANT TOOLS	**Description**
Merchant Account	
	An employee of the company, providing mWallet services to users. This employee can access mWallet AdminPanel on the basis of granted access rights
Merchant Web Interface	
Invoicing	
Create an invoice	Creating an invoice to be paid by a customer
Print a QR code	Allows you to print the generated QR code
Sandbox	API documentation for merchants - https://sandbox.mobipay.ua/
POS and Staff management	
All stores	Manage and view information about existing stores (view information, edit data, information on transactions and payment tools)
Stores	- Adding a new store - Editing store details - Shops registry
Store personnel	Managing stores' employees - Add an employee - allows you to add an employee to the selected store - Change employee's details - Store's personnel registry
Reporting tools	
Graphical display and data	Statistics on the number of transactions over time. The period can be set by specifying a date range
Transaction registry	Information about the specific type of transaction presented in tabular form
Transaction list	Completed payments Pending payments Rejected payments
Transaction details	Allows you to view completed transaction details
Merchant Mobile App (QR POS)	
Authorization with SID + PIN	Login to the application using the SID and password created in the merchant's admin module
Request a money transfer by phone number	The invoice is issued individually by phone number
List of transfer requests	
List of issued money requests	Displaying all invoices in this status
List of paid requests	Displaying all invoices in this status
List of cancelled requests	Displaying all invoices in this status
QR technology

12

13

changes, block, unblock)	
Access to transactions details (status, refund)	
Access to SMS details (status)	
Security	
Locking/unlocking a ewallet	Allows you to lock/unlock the ewallet - the user/merchant will not be able to make operations with their ewallet
AML module	Limits management Screening (checking via blacklists) Settings of the rules on suspicious transactions
e-money processing	**Description**
Processing	
Basic Transaction Types	
Credit transaction	wallet top up on specified amount
Debit transaction	money withdrawal from the wallet
Pre-authorization	a reservation of funds on the wallet
Refund	a reversal of a prior debit transaction
Features to view transaction analytics and managing transactions	
View the registry of the operations created in the system	Allows viewing the list of all transactions
View transaction details	Allows you to view detailed information about the transaction
Filtering operations in the system	Allows you to select operations that meet the specified criteria
Search for an operation in the system	Allows you to search the list of transactions
Creating a reverse transaction in the system (refund)	Allows you to create a transaction to return money (refund)
View transaction statistics by wallet type	Allows you to view the statistics of operations by type of wallets
p2p transfers (wallet-to-wallet)	
Using a phone number as a recipient's identifier	The feature allows you to make p2p transfers by specifying the recipient's phone number. The recipient's phone number can be entered manually or by selecting it from the contact list. The sender then indicates the amount and the transfer note (optional) and confirms the transfer to the specified phone number
Money transfer between e-money wallets	The feature allows you to create a p2p payment from one digital wallet to another, indicating the phone number of the transfer recipient. You can enter a phone number manually, by choosing it from the contact list or by scanning the beneficiary's QR code
Payments

14

15

Appendix #7

To the Agreement #195-151118

SAMPLE

CERTIFICATE OF COMPLETION OF WORKS

WALLET FACTORY INTERNATIONAL LTD., reg.# 10023176, the legal entity, which is created and operates under the laws of United Kingdom, with its principal place of business at Office 8, 176 Finchley Road, London, NW3 6B, UK duly represented herein by Director Miroshnychenko Mykhaylo, acting under the Charter, hereinafter referred to as the "Licensor" on the one hand,

and

_______________________________________, company registration number ______ , a legal entity created and operating under the laws of _________ , with its principal place of business at _____________________________ duly represented herein by ________________________ ,acting under the hereinafter referred to as the " Licensee" , on the other hand,

Licensor and Licensee, each referred to as a Party and jointly referred to as Parties, have signed the present Certificate of Software setup and delivery completion regarding the following:

1. The Parties confirm that the delivery of the Software setup and works on installation, customization and integration of the Software with the total cost of were carried out by Licensor m full compliance with the terms of the Agreement dated from _ _ _ _ _ _ _ _ _ _ _

2. The Parties confirm that during the period from to Licensor rendered to Licensee next services ____ of a total value__________________________________________ of _______proper quality in full compliance with the terms of the Agreement dated from

3.  Licensee confirms that the Software that was transferred, the services that were provided by Licensor fully comply with the terms of the Agreement dated from _ _ _ _ _ _ _ _ _

Licensee has no claims to the terms, the quality of the services rendered by Licensor.

4. Licensee undertakes to make payment on the basis of this Ceertificate in accordance with the terms and conditions and within the period specified in the Agreement dated from

5.  The present Certificate is drawn up in two originals, each having equal legal force in one copy for each Party and is an integral part of the Agreement dated from

16

17

Appendix #8

To the Agreement #195-151118

LICENSE FEE TO USE SOFTWARE BY COUNTRIES.

LIC ENSE DESCRIPTION	Cost per year, US Dollars
First year for Category 1 (excluding Vietnam)	125 000
First year for Category 2	93 750
First year for Category 3	62 500
Second year and after for Vietnam	91 000
Second year and after for Category 1	75 000
Second year and after for Category 2	56 250
Second year and after for Category 3	37 500

Countries by category.

	Country	Cate2orv
1	Indonesia	Category 1
2	India
3	Philiooines
4	Vietnam
5	Thailand	Category 2
6	Myanmar
7	Malaysia
8	Cambodia	Category 3
9	Laos
10	Singapore
11	Brunei

18

19

Appendix #9

To the Agreement lil95-151118

PAYMENT SCHEDULE FOR VIETNAM

Item	ml*	m2	m3	m4	m5	m6	m7	m8	m9	ml0	mll	m12	Total
Tech Support													0
Source Code**													0
Project Set Uo For Vietnam	20 000	20 000	20 000	20 000	20 000	20 000	30 000						150 000
Usage License Fee For Vietnam***								30 000		30 000		30 000	90 000

Cash Outflow (USD) 20 000 20 000 20 000 20 000 20 000 20 000 30 000 30 000 0 30 000 0 30 000 240 000

Project Set up fees are due at beginning of each month; usage license fee for m7 and mlO are due at beginning of a quarter

*ml means first month after Commencement Date

**Consideration of US$225,160 issued in Series C shares for Source Code Total Series C shares = US$225,160 + US$5l ,160 (***part of Usage License Fee for Vietnam) = US$276,320

Item	m13	m14	m15	ml6	ml7	m18	m19	m20	m21	m22	m23	m24	Total
Tech Support	6 250	6 250	6 250	6 250	6 250	6 250	6 250	6 250	6 250	6 250	6 250	6 250	75 000
Source Code													0
Project Set Up For Vietnam													0
Usage License Fee For Vietnam	22 750			22 750			22 750			22 750			91 000

Cash Outflow (USD) 29 000 6 250 6 250 29 000 6 250 6 250 29 000 6 250 6 250 29 000 6 250 6 250 166 000

Item	m25	m26	m27	m28	m29	m30	m31	m32	m33	m34	m35	m36	Total
Tech Support	6 250	6 250	6 250	6 250	6 250	6 250	6 250	6 250	6 250	6 250	6 250	6 250	75 000
Source Code													0
Project Set Up For Vietnam													0
Usage License Fee For Vietnam	22 750			22 750			22 750			22 750			91 000

Cash Outflow (USD) 29 000 6 250 6 250 29 000 6 250 6 250 29 000 6 250 6 250 29 000 6 250 6 250 166 000

Item	m37	m38	m39	m40	m41	m42	m43	m44	m45	m46	m47	m48	Total
Tech Support	6 250	6 250	6 250	6 250	6 250	6 250	6 250	6 250	6 250	6 250	6 250	6 250	75 000
Source Code													0
Project Set Uo For Vietnam													0
Usage License Fee For Vietnam	22 750			22 750			22 750			22 750			91 000

Cash Outflow (USD) 29 000 6 250 6 250 29 000 6 250 6 250 29 000 6 250 6 250 29 000 6 250 6 250 166 000

Item	m49	m50	m51	m52	m53	m54	m55	m56	m57	m58	m59	m60	Total
Tech Support	6 250	6 250	6 250	6 250	6 250	6 250	6 250	6 250	6 250	6 250	6 250	6 250	75 000
Source Code													0
Proiect Set Uo For Vietnam													0
Usage License Fee For Vietnam	22 750			22 750			22 750			22 750			91 000

Cash Outflow (USD) 29 000 6 250 6 250 29 000

20